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                                                                   EXHIBIT 10.22

                           BUILD-A-BEAR WORKSHOP, INC.
                       RESTRICTED STOCK PURCHASE AGREEMENT
                                 FOR TINA KLOCKE

     THIS AGREEMENT, is made as of the 19th day of September, 2001, by and between Build-A-Bear Workshop, Inc., a Delaware corporation (hereinafter called the "Company"), and Tina Klocke (hereinafter called "Purchaser").

     WITNESSETH THAT:

     WHEREAS, the Board of Directors of the Company ("Board of Directors") desires to benefit the Company by increasing motivation on the part of Purchaser, Chief Financial Bear of the Company, who is materially important to the development of the Company's business, by creating an incentive for her to remain in the employ of the Company and to work to the very best of her abilities for the achievement of the Company's strategic objectives; and

     WHEREAS, to further this purpose, the Company desires to make a restricted stock award to Purchaser for Twenty Thousand Four Hundred Ninety-One (20,491) shares under the terms hereinafter set forth:

     NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

     1. Terms of Award. Pursuant to action of the Committee (as defined in Section 4), which action was taken on September 19th 2001 ("Date of Award"), the Company awards to Purchaser Twenty Thousand Four Hundred Ninety-One (20,491) shares of the common stock of the Company, of the par value of $0.01 per share ("Common Stock").

     2. Cost of Restricted Stock. The purchase price of the shares of Restricted Stock shall be equal to Six Dollars and Ten/One Hundredths ($6.10) per share. Purchaser may make payment for the Common Stock by executing the Secured Promissory Note and Repayment and Stock Pledge Agreement attached hereto as Exhibit A and Exhibit B respectively.

     3. No Right to Continued Employment. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the employment of Purchaser at any time for any reason.

     4. Committee Administration. This award has been made pursuant to a determination made by the members of the compensation committee of the Board of Directors ("Committee"), and the Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this Agreement, shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Purchaser by the express terms hereof.

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     5. Stockholders' Agreement. This award is granted under and is expressly subject to all the terms and provisions of the Build-A-Bear Workshop, Inc. Amended and Restated Stockholders' Agreement dated September 21, 2001 ("Stockholders' Agreement"). Purchaser hereby acknowledges receipt of a copy of the Stockholders' Agreement and agrees to be bound by all the terms and provisions thereof.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and Purchaser has signed this Agreement to evidence her acceptance of the terms hereof, all as of the date first above written.

                                       BUILD-A-BEAR WORKSHOP, INC.

                                       By: /s/ Maxine Clark
                                           -------------------------------------

                                       PURCHASER

                                       /s/ Tina Klocke
                                       -----------------------------------------
                                       Tina Klocke

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                                    EXHIBIT A

                             SECURED PROMISSORY NOTE

See Attached.


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                                    EXHIBIT B

                      REPAYMENT AND STOCK PLEDGE AGREEMENT

See Attached.


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